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EXHIBIT 23.5
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                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Renal Treatment Centers, Inc. on Form S-3 of our reports dated October 31, 1996, appearing in the Current Report on Form 8-K/A Amendment No. 1 of Renal Treatment Centers, Inc. dated September 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Aronhalt, Stringer and Company, CPA's

ARONHALT, STRINGER AND COMPANY, CPA'S

Upper Marlboro, Maryland
February 4, 1997